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                                                                   EXHIBIT 8.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                       AMERICAN FIDELITY ASSURANCE COMPANY


                                    ARTICLE I

                                     OFFICES

SECTION 1.01 The principal office of the Corporation shall be in Oklahoma City, County of Oklahoma, State of Oklahoma.

SECTION 1.02 The Corporation may also have offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 2.01 All meetings of the stockholders for the election of directors shall be held in the City of Oklahoma City, State of Oklahoma, or at such other place within or without the State of Oklahoma as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or a duly executed waiver of notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.02 Annual meetings of stockholders shall be held on such days and at such times as may be fixed by the Board of Directors at which they shall elect by a plurality vote of the votes cast at such election a Board of Directors, and transact such other business as may properly be brought before the meeting.

SECTION 2.03 Unless otherwise provided by statute, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting of not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 2.04 The officer or agent who has charge of the stock ledger or transfer books of the Corporation shall prepare and make, at least ten (10) days before every



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meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock ledger or transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any such meeting of stockholders.

SECTION 2.05 Special meetings of the stockholder, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President or shall be called by the President or Secretary at the request in writing of a majority of the whole Board of Directors, or at the request in writing of stockholders owning twenty-five (25%) of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 2.06 Unless otherwise provided by statute, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 2.07 Business transacted at any special meeting of the stockholders shall be limited to the purposes in the notice.

SECTION 2.08 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally notified and called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



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SECTION 2.09   When a quorum is present at any meeting, the vote of the holders of a majority of the stock entitled to vote present in person or represented by proxy at the meeting shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 2.10 Unless otherwise provided in the Articles of Incorporation or in any certificate of powers, designations, preferences and rights pursuant to which any shares of the capital stock of the Corporation are issued, each shareholder shall at every meeting of the shareholders, be entitled to one vote for each share of the capital stock having voting power held by such shareholder.

SECTION 2.11 A stockholder may vote in person or may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force. Subject to the above, any proxy duly executed and not revoked shall continue in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

SECTION 2.12 Written notice of the time, place and purpose of all special meetings shall be delivered personally to each director or sent by mail or by other form of written communication, charges prepaid, addressed to him at his address as shown in the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place where meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States Mail or delivered to the telegraph company in the place in which the principal office of the Corporation is located at least five (5) days prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

SECTION 2.13 Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum



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number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 2.14 Voting at any meeting of stockholders may be oral or by ballot at the discretion of the President, except if vote by written ballot is demanded by a majority of the stockholders present at such meeting.


                                   ARTICLE III

                                    DIRECTORS

SECTION 3.01 The number of directors which shall constitute the whole Board of Directors shall be not less than three (5) nor more than fifteen (15). Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at a special meeting called for that purpose. The directors shall be elected at the annual meeting of the stockholders or a special meeting of stockholders held for that purpose, except as provided in Section 3.02 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Oklahoma or stockholders.

SECTION 3.02 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors shall be held in the manner provided by statute.

SECTION 3.03 The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

SECTION 3.04 Any director of the Corporation or the entire Board of Directors may be removed or discharged with or without cause by the affirmative vote therefore or written consent thereto by a majority of the issued and outstanding stock entitled to vote in the election of directors.

SECTION 3.05 Any director may resign at any time by mailing or delivering or by transmitting by telegram or cable written notice of his resignation to the Chairman of the Board, President, or to the Secretary of the Corporation; and any such resignation shall



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take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof

                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

SECTION 4.01 The Board of Directors may hold meetings, both regular and special, either within or without the State of Oklahoma.

SECTION 4.02 An annual meeting of the Board of Directors for the purpose of election of officers of the company and the transaction of any other business coming before such meeting shall be held each year. If a quorum of the whole Board shall not be present, then such regular annual meeting may be held at such time as shall be fixed by the consent, in writing, of all the Directors. Other meetings of the Board may be held without notice at such time as shall be determined by the Board.

SECTION 4.03 Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 4.04 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours' notice delivered personally to each director, or three (3) days' notice by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or written waiver of notice of such meeting.

Section 4.05 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

SECTION 4.06 Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.



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SECTION 4.07   Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                    ARTICLE V

                               EXECUTIVE COMMITTEE

SECTION 5.01 At the annual meeting, at a regular meeting or at any special meeting of the Board of Directors, the Board may, if it deems necessary, acting by resolution adopted by a majority of the whole Board, elect, from their own members, an Executive Committee composed of three or more voting members.

SECTION 5.02 The Executive Committee shall have all of the powers of the directors in the interim between meetings of the Board, except the power to declare dividends and to adopt, amend or repeal the By-laws and where action of the Board of Directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the directors at their next meeting.

SECTION 5.03 The Executive Committee shall meet at such times as may be fixed by the Committee or on the call of the President or the Chairman of the Board. Notice of the time and place of the meeting shall be given to each member of the Committee in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.

SECTION 5.04 A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The act of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. At all meetings of the Executive Committee, each member present shall have one (1) vote which shall be cast by him in person.

SECTION 5.05 Any actions taken or approved at any meeting of the Executive Committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.

SECTION 5.06 The entire Executive Committee or any individual member thereof may be removed from the Committee with or without cause by a vote of a majority of the whole Board of Directors.



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SECTION 5.07   The Board of Directors shall fill all vacancies in the Executive
Committee which may occur from time to time.

SECTION 5.08 Any action which might be taken at a meeting of the Executive Committee may be taken without a meeting if all of the members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Committee.

SECTION 5.09 Members of the Executive Committee may participate in a meeting of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                   ARTICLE VI

                             COMMITTEE OF DIRECTORS

SECTION 6.01 The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, in addition to the Executive Committee provided for in Article V hereof, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 6.02 Each committee shall comply with the same procedural rules set forth in Sections 5.03, 5.08, and 5.09 inclusive, of Article V that are applicable to the Executive Committee.

                                   ARTICLE VII

                                     NOTICES

SECTION 7.01 Notices to directors, officers and stockholders shall be in writing and delivered personally or mailed to the directors, officers or stockholders at their addresses appearing on the books of the Corporation. Notice by mail with postage thereon prepaid, shall be deemed to be given at the time when it is deposited in the



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United States mail. Notice to directors may also be given by telegram or cable and shall be deemed delivered when same shall be deposited at a telegraph office or cable office for transmission and all appropriate fees therefor have been paid.

SECTION 7.02 Whenever any notice is required to be given under the provisions of the General Corporation Law of Oklahoma, the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice


                                  ARTICLE VIII

                                    OFFICERS

SECTION 8.01 The officers of the corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Senior Chairman of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8.03. One person may hold two or more offices; provided, however, that no person shall at the same time hold the offices of President and Secretary or more than one of the offices of President, Executive Vice President and Vice President

                                   APPOINTMENT

SECTION 8.02 The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 8.03 or Section 8.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                              SUBORDINATE OFFICERS

SECTION 8.03 The Board of Directors may appoint, and may empower the Chairman of the Board or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have



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such titles and such authority and perform such duties as are provided in the
By-laws or as the Board of Directors may from time to time determine.

                             REMOVAL AND RESIGNATION

SECTION 8.04 Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                    VACANCIES

SECTION 8.05 A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

                                CHAIRMAN EMERITUS

SECTION 8.06 The Chairman Emeritus of the Board, if any, shall be elected by and shall have such powers and duties which may be assigned to him from time to time by the Board of Directors.

                          SENIOR CHAIRMAN OF THE BOARD

SECTION 8.07 The Senior Chairman of the Board, shall, if present, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

                              CHAIRMAN OF THE BOARD

SECTION 8.08 The Chairman of the Board, shall, if present, preside at all meetings of the Board of Directors. He shall be the Chief Executive Officer of the Corporation and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

                           VICE CHAIRMAN OF THE BOARD


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SECTION 8.09   The Vice Chairman of the Board, if any, shall, if present, in the absence of the Chairman, or the Senior Chairman, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

                                    PRESIDENT

SECTION 8.10 Subject to such powers and duties, if any, as may be assigned by the Board of Directors to the Chairman Emeritus of the Board, to the Senior Chairman of the Board, to the Chairman of the Board, and to the Vice Chairman of the Board, the President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation, including:

         (a)      he shall preside at all meetings of the shareholders;

         (b) in the absence of the Chairman of the Board, or the Senior Chairman of the Board, or the Vice Chairman of the Board, at all meetings of the Board of Directors.

         (c) He shall sign or countersign, as may be necessary, all such bills, notes, checks, contracts and other instruments as may pertain to the ordinary course of the Corporation's business and shall, with the Secretary, sign the minutes of all shareholders' and directors' meetings over which he may have presided.

         (d) He shall execute bonds, mortgages, and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         (e) At the annual meeting of the shareholders, he shall submit a completed report of the operations of the Corporation's affairs as existing at the close of each year and shall report to the Board of Directors from time to time all such matters coming to his attention and relating to the interest of the Corporation as should be brought to the attention of the Board.

         (f) He shall be a member of the Board of Directors and all standing committees, including the Executive Committee, if any; and he shall have such usual powers and duties of supervision and management as may pertain to the office of the President and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.



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SECTION 8.11   The Chairman of the Board and the President shall have the power, subject to the Board of Directors, to appoint, as many Executive Vice Presidents, Senior Vice Presidents, Vice Presidents or any other subordinate officers, in their discretion, as they may determine. Such officers shall have the power to sign or countersign, as may be necessary, all such checks, notes, contracts and other instruments as may pertain to the ordinary course of the Corporation's business, including bonds, mortgages, and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other agent of the Corporation.

                                    SECRETARY

SECTION 8.12 The Secretary shall keep or cause to be kept, at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office of the corporation or at the office of the corporation's transfer agent, a share ledger, or a duplicate share ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the corporation in safe custody. He shall also sign, with the President or Vice President, all contracts, deeds, licenses and other instruments when so ordered. He shall make such reports to the Board of Directors as they may request and shall also prepare such reports and statements as are required by the laws of the State of Oklahoma and shall perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

The Secretary shall allow any shareholder, on application, during normal business hours, to inspect the share ledger in accordance with applicable law. He shall attend to such correspondence and perform such other duties as may be incidental to his office or as may be properly assigned to him by the Board of Directors.

The Assistant Secretary or Secretaries, if any, shall perform the duties of the Secretary in the case of his absence or disability and such other duties as may be specified by the Board of Directors.



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                                    TREASURER

SECTION 8.13 The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct amounts of the properties and business transactions of the corporation, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

The Assistant Treasurer or Treasurers, if any, shall perform the duties of the Treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.

                              DELEGATION OF DUTIES

SECTION 8.14 In case of the absence or disability of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of a majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

                                   ARTICLE IX

                              CERTIFICATES OF STOCK

SECTION 9.01 The Corporation shall deliver certificates representing all shares to which stockholders are entitled; and such certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Oklahoma, the name of the person to whom issued, the number and class and the designation of the series, if any, which said certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value. If the Corporation is authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a full or summary statement of all designations, preferences, limitations and relative rights of the shares of each class authorized to be issued.



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SECTION 9.02   The signatures of the President or Vice President and the
Secretary or Assistant Secretary up on a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and/or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

                                LOST CERTIFICATES

SECTION 9.03 The Board of Directors may direct a new certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

SECTION 9.04 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided that the Corporation shall not be obligated to effect any such transfers in violation of any transfer restrictions related to such certificate.

                               FIXING RECORD DATE

SECTION 9.05 In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a day not more than sixty
(60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days nor less than ten (10) days prior to any action, unless otherwise provided by statute, as the record date for the determination of stockholders of the Corporation. A determination of stockholders of record entitled to



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notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

SECTION 9.06 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

                                FRACTIONAL SHARES

SECTION 9.07 Anything in these By-laws to the contrary notwithstanding, the corporation shall not execute and deliver a stock certificate for or including a fraction of a share of capital stock


                                    ARTICLE X

                EXECUTION OF POLICIES, INSTRUMENTS AND CONTRACTS

                                    POLICIES

SECTION 10.01 All policies of insurance shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary whose signatures may be engraved, printed, or stamped thereon..

                         FUNDS OF THE COMPANY AND CHECKS

SECTION 10.02 Funds of the company shall be deposited only in the corporate name of the company and in such financial institutions as the Chairman of the Board or the President shall designate. Checks or demands for money and notes of the corporation shall be signed by such officer or officers or agent or agents as the Chairman of the Board or the President may from time to time designate.


                              FACSIMILE SIGNATURES

SECTION 10.03 The Executive Committee may authorize the use of a check signing machine or any other mechanical device to imprint on checks and drafts of the



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

company the facsimile signature of the President, the Vice President and the Secretary, or such officers as it may designate. Such authority, when given, together with such limitations and restrictions as the Executive Committee may impose thereon, shall be recorded in the minutes of the Executive Committee and may be revoked at any time by the Executive Committee or by the President or the Chairman of the Board

                            INSTRUMENTS AND CONTRACTS

SECTION 10.04 Any officer of the Corporation shall have the power to execute in the name of the company any contract, agreement, certificate, conveyance, receipt, release or any other instrument whatsoever in writing required or permitted by law to be executed by the company or which it is necessary for it to execute in the transaction of its business or in the management of its affairs. Whenever the affixing of the company seal to any instrument is necessary, the instrument shall be attested by the Secretary or an Assistant Secretary with the seal of the company affixed. No authority granted shall be construed to supersede or contravene the control of the Directors over the affairs of the company; provided, however, that any person, firm or corporation may and shall be entitled to accept and act upon any document or instrument signed, countersigned, endorsed or executed by the officers of the company pursuant to the provision of these By-laws unless prior to the receipt of such document or instrument, such person, firm or corporation has been furnished with a certified copy of a resolution of the Board of Directors or the Executive Committee prescribing a different signature, counter-signature, endorsement or execution.

                                   ARTICLE XI

                                 INDEMNIFICATION

SECTION 11.01(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of or with the consent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement (whether with or without court approval), judgments, fines actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not



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

opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of or with the consent of the Corporation as a director, officer, employee or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, creat a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Subsections (a) and (b) hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such defense.

         (d) Any indemnification under Subsections (a) and (b) hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such subsections. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or, if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

         (e) The amount of any expenses incurred by a person in defending any threatened or actual action, suit or proceeding referred to in subsection (a) hereof or any threatened or actual action or suit referred to in subsection (b) hereof may be advanced to or for the benefit of such person by the Corporation prior to the final disposition thereof as authorized by the Board of Directors in the specific case upon the receipt of any undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         (f) The indemnification provided by this Article Xl shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XI.


                                   ARTICLE XII

                               GENERAL PROVISIONS

                                    DIVIDENDS

SECTION 12.01 Subject to any provision of the Articles of Incorporation, dividends on the outstanding capital stock of the Corporation (to the extent permitted by any applicable law, rule or regulation) may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the Articles of Incorporation

                                   FISCAL YEAR

SECTION 12.02 The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

SECTION 12.03 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Oklahoma." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



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

                            AMENDMENT TO THE BY-LAWS

SECTION 12.04 These By-laws may be amended at any meeting of the Board of Directors or at any meeting of the Shareholders by a majority vote.

         The undersigned hereby certifies that he is the duly elected and acting Secretary of the Corporation and that the foregoing are the By-laws of the Corporation, originally adopted by the Board of Directors of the Corporation on the 30th day of November, 1960, which By-laws include all amendments subsequently adopted by the Board of Directors, consisting of 18 pages and are the Amended and Restated By-laws of the Corporation as of the 24th day of November, 1997.


                                    /s/ STEPHEN P. GARRETT
                                    -------------------------------
                                    Stephen P. Garrett, Secretary





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